SCHEDULE 14A INFORMATION
                               (Amendment No. 3)

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                      FRONTIER ADJUSTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:
     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:
     8,957,660 shares of Common Stock
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     Assumes payment of $1.58 per share in exchange for each share of
     Common Stock
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
     $14,153,103
--------------------------------------------------------------------------------
5)   Total fee paid:
     $2,830.62
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[X] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                              [FRONTIER LETTERHEAD]

                               _____________, 2001


Dear Shareholder:

     You are cordially invited to attend the special meeting of Shareholders (the "Special Meeting") of Frontier Adjusters of America, Inc. ("Frontier") to be held at 9 a.m., on Friday, September 28, 2001 at Frontier's executive offices, located at 45 East Monterey Way, Phoenix, Arizona 85012.

     A Proxy Statement and a proxy for the Special Meeting are enclosed. The Special Meeting is for the purpose of considering and voting upon the following matters:

     1. To approve and adopt a Plan and Agreement of Merger (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will be the surviving entity after it is merged with a wholly-owned subsidiary of Merrymeeting, Inc. ("MMI"). MMI is a newly-formed Delaware corporation that is owned by John M. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV, a Netherlands holding company that specializes in investing in insurance-related businesses. Under the terms of the Merger Agreement, MM Merger Corporation, a wholly owned subsidiary of MMI ("Acquisition Company"), would merge with and into Frontier, with Frontier being the surviving entity. Each outstanding share of Frontier's common stock (the "Common Stock"), other than the shares held by MMI, would be exchanged for the right to receive $1.58 in cash, without interest, for each share of Common Stock. As a result, Frontier would cease to be a public company. A copy of the Merger Agreement dated as of April 27, 2001 is attached as Appendix A to, and is described in, the accompanying Proxy Statement.

     2. Such other matters as may properly come before the Special Meeting, or any adjournment thereof. The Board of Directors is not presently aware of any other business to come before the meeting.

     After careful consideration, your Board of Directors has unanimously approved the Merger Agreement and has concluded that it is in the best interests of Frontier and its shareholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FRONTIER'S SHAREHOLDERS APPROVE THE MERGER AGREEMENT.

     Approval of the Merger Agreement requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting provided that there is a quorum present. A quorum consists of over 50% of the shares of Common Stock issued and outstanding on August 29, 2001, the Record Date. MMI holds approximately 59% of the aggregate number of votes that may be cast by the holders of Common Stock, which is a sufficient number of votes to approve the Merger Agreement. MMI has informed Frontier that it intends to vote its shares in favor of approving Merger Agreement. Therefore, your vote will not affect the outcome of the vote on the Merger Agreement.

     In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement relating to the action to be taken by Frontier's shareholders at the Special Meeting, and a proxy. The Proxy Statement more fully describes the terms of the proposed Merger Agreement and includes information about Frontier going private. To ensure your representation at the Special Meeting, please complete, sign, and date the enclosed proxy and return it in the envelope provided. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously turned in your proxy.

     Thank you for your continued support.


                                   Sincerely,

                                   Jeffrey R. Harcourt, Secretary

                       FRONTIER ADJUSTERS OF AMERICA, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           ____________________, 2001


     The Special Meeting of Shareholders of Frontier Adjusters of America, Inc., an Arizona corporation ("Frontier"), will be held on Friday, September 28, 2001, at 9 a.m. (Phoenix, Arizona time) at Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012.

     This Notice of the Special Meeting and the attached Proxy Statement describe the formal business to be transacted at the Special Meeting. At the Special Meeting, you will be asked to consider and vote to approve and adopt a Plan and Agreement of Merger (the "Merger Agreement"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will be the surviving entity after it is merged with a wholly-owned subsidiary of Merrymeeting, Inc. ("MMI"). MMI is a newly formed Delaware corporation that is owned by John M. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV, a Netherlands holding company that specializes in investing in insurance-related businesses. Under the terms of the Merger Agreement MM Merger Corporation, a wholly owned subsidiary of MMI ("Acquisition Company"), would merge with and into Frontier, with Frontier being the surviving entity. Each share of Frontier's common stock (the "Common Stock"), other than the shares held by MMI, would be exchanged for the right to receive $1.58 in cash, without interest, for each share of Common Stock. As a result, Frontier would cease to be a public company. A copy of the Merger Agreement is included as Appendix A to, and is described in, the accompanying Proxy Statement. Following this merger (the "Merger"), the shareholders of Frontier other than MMI (hereinafter referred to as the "Unaffiliated Shareholders") would no longer have an equity interest in Frontier and MMI would own all of the equity interests in Frontier, which would be the surviving entity in the Merger.

     A special committee of directors of Frontier (the "Special Committee"), consisting of three directors who are not holders of any stock in Frontier, MMI or Acquisition Company, and who are not employed by affiliates of Frontier, MMI or Acquisition Company, has reviewed and considered the terms of the Merger Agreement and the Merger. The Special Committee unanimously recommended the approval of the Merger Agreement to the Board of Directors. The Board of Directors has unanimously approved the Merger Agreement and believes that the terms of the Merger are in the best interests of Frontier and its shareholders and fair to the Unaffiliated Shareholders. The Board of Directors recommends that you vote FOR approval of the Merger Agreement. For a discussion of the interests of directors and officers in this transaction, see "The Proposed Merger--Conflicts of Interest."

     Under Arizona law, the approval of the Merger at the Special Meeting will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock. MMI owns a majority of the shares of Common Stock, representing 59% of the aggregate number of votes that may be cast at the Special Meeting, which are sufficient to approve the Merger Agreement.

     The Merger Agreement is more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on August 29, 2001 are entitled to notice of and to vote at the Special Meeting.

     All shareholders are cordially invited to attend the Special Meeting in person. To assure your representation at the Special Meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Special Meeting may vote in person even if he or she previously has returned a proxy.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                      By Order of the Board of Directors,

                      Jeffrey R. Harcourt, Secretary


Phoenix, Arizona
_________, 2001

                       FRONTIER ADJUSTERS OF AMERICA, INC.
                                 PROXY STATEMENT

                                TABLE OF CONTENTS

General.....................................................................   1
Record Date.................................................................   1
Revocability of Proxies.....................................................   1
Voting Securities and Voting Rights.........................................   1
Voting of Proxies...........................................................   2
Solicitation................................................................   2
Summary Term Sheet..........................................................   2
The Proposed Merger.........................................................   6
   The Company..............................................................   6
     General................................................................   6
     Claims Adjusting.......................................................   7
     Licensing and Franchising..............................................   7
     Operation of Independent Adjusters.....................................   8
   Background of the Merger.................................................   9
   Recommendation of the Special Committee and Board of Directors;
     Reasons for the Merger.................................................  11
   Opinion of ComStock......................................................  14
     Definition of Value....................................................  15
     Governing Standards....................................................  15
     General Valuation Approach.............................................  15
     Discussion of Independent Valuation Methods Utilized...................  16
   Range of Independently Calculated Values.................................  18
     Discussion of Range of Fair Values.....................................  18
     Discussion of Each Valuation Method....................................  18
   Current Trading Price Plus Control Premium...............................  18
   Capitalized Cash Flow Method.............................................  18
   Discounted Cash Flow Method..............................................  19
   Guideline Company Method.................................................  19
   Merger and Acquisition Method............................................  19
     Discussion of the Purchase of Shares Owned by Netrex...................  19
     Impact of Additional Compensation Expenses.............................  20
     Discussion of Trading Activity for the Common Stock....................  20
     Discussion of Prior Trading Activity for the Common Stock..............  20
   Certain Effects of the Merger............................................  20
   Conflicts of Interest....................................................  21
   Federal Income Tax Consequences..........................................  21
   Source of Funds..........................................................  22
   Effective Time of the Merger and Payment for Shares......................  23
   The Merger Agreement.....................................................  23
   Pro Forma Financial Information..........................................  24
   Conduct of the Business of Frontier if the Merger is Not Consummated.....  24
   Exchange of Securities...................................................  24
   Transfer of Shares.......................................................  24
   Regulatory Approvals.....................................................  25
   Expenses of the Merger...................................................  25
   Rights of Dissenting Shareholders........................................  25
   Conduct of Frontier's Business After the Merger..........................  25
   Interests of Certain Persons in the Merger...............................  25
Market Price and Dividend Information.......................................  27
Management of MMI...........................................................  28
   Current Directors and Executive Officers.................................  28
Beneficial Ownership of Common Stock Prior to and After the Merger..........  29
Availability of Information.................................................  30
Incorporation of Certain Information by Reference...........................  30
Required Vote, Effect of Shareholder Approval, and Related Matters..........  31
Other Matters...............................................................  31
Deadline for Shareholder Proposals..........................................  31

Appendix A - Plan and Agreement of Merger
Appendix B - ComStock Opinion dated April 24, 2001

                                PRELIMINARY COPY

                       FRONTIER ADJUSTERS OF AMERICA, INC.
                              45 EAST MONTEREY WAY
                             PHOENIX, ARIZONA 85012

                                 PROXY STATEMENT

GENERAL

The enclosed proxy is solicited on behalf of Frontier Adjusters of America, Inc., an Arizona corporation ("Frontier"), by Frontier's board of directors (the "Board" or "Board of Directors") for use at Frontier's Special Meeting of Shareholders to be held on Friday, September 28, 2001 at 9 a.m. (Phoenix, Arizona time) (the "Special Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012.

These proxy solicitation materials were first mailed on or about _____________, 2001 to all shareholders entitled to vote at the Special Meeting.

The mailing address of Frontier's principal executive office is 45 East Monterey Way, Phoenix, Arizona 85012. Frontier's telephone number is (602) 264-1061.

RECORD DATE

The Board of Directors has fixed the close of business on August 29, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

REVOCABILITY OF PROXIES

Any person giving a proxy may revoke the proxy at any time before its use by delivering to Frontier written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

VOTING SECURITIES AND VOTING RIGHTS

On the Record Date, Frontier had outstanding 8,957,660 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock voting at the Special Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted upon at the Special Meeting.

The presence at the Special Meeting, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting, shall constitute a quorum. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Frontier present in person or represented by proxy at the Special Meeting is required to approve the Merger Agreement and the transactions contemplated thereby and to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

PRIOR TO APPROVAL OF THE MERGER AGREEMENT, MERRYMEETING, INC. ("MMI") HOLDS APPROXIMATELY 59% OF FRONTIER'S OUTSTANDING SHARES OF COMMON STOCK. THE FRONTIER SHARES OWNED BY MMI ARE SUFFICIENT TO ASSURE PASSAGE OF THE MERGER AGREEMENT. MMI HAS INFORMED FRONTIER THAT IT WILL VOTE ITS SHARES IN FAVOR OF APPROVING THE MERGER AGREEMENT WITHOUT REGARD TO HOW OTHER SHAREHOLDERS MAY VOTE ON THIS ISSUE. FOR THIS REASON, YOUR VOTE WILL NOT AFFECT THE PASSAGE OF THE MERGER AGREEMENT.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the Special Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Thus, an abstention will have the same effect as a vote against the Merger Agreement. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

A proxy has been included with this Proxy Statement. To vote by proxy, you should complete the proxy, sign it and return it to us in the self-addressed envelope we have provided. When a proxy is properly executed and returned, the shares it represents will be voted at the Special Meeting as directed. Unless otherwise instructed, shares represented by proxy will be voted "for" the Merger Agreement. Frontier knows of no other matters that will come before the Special Meeting. However, if any other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with their best judgment on such matter.

SOLICITATION

The cost of this solicitation will be borne by Frontier. In addition, Frontier may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of Frontier's directors and officers, personally or by telephone or telegram, without additional compensation.

                               SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the Merger and for a more complete description of the terms and conditions of the Merger, you should carefully read this entire Proxy Statement and its appendices and the other documents to which we refer. The actual terms of the Merger are contained in the Merger Agreement, which is included in this Proxy Statement as Appendix A. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement.

1.   WHAT IS THE PROPOSED MERGER?

     Frontier currently has one class of capital stock that is publicly-traded and that is its Common Stock. The Merger will eliminate the public ownership of the Common Stock. The Merger Agreement provides that Frontier will merge with Acquisition Company and Frontier will be the surviving entity. As a result, Frontier will become a wholly owned subsidiary of MMI, which in turn is owned by John M. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV, a Netherlands company. After the Merger, the Unaffiliated Shareholders will receive cash for their shares, and all of the common stock of Frontier will be owned by MMI. See "The Proposed Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

2.   WHAT ARE THE REASONS FOR THE MERGER?

     After review, the Board of Directors and the Special Committee determined that the Merger was in the best interests of all of the shareholders of Frontier, including the Unaffiliated Shareholders . Among other factors, the Board of Directors and the Special Committee considered that:

     * There is an extremely limited trading market for the Common Stock. Based upon the past experience of Frontier as a public company, the Board of Directors believes that there is no substantial likelihood that the investment community will take a sufficient interest in the Common Stock such that liquidity of the Unaffiliated Shareholders will improve.

     * Despite a variety of efforts by the Board of Directors to put together a strategic transaction that would result in the active growth of Frontier's business, no feasible alternative has been identified.

     * Frontier estimates that the cost of being a public company is approximately $200,000 per year, which management believes is too high for a small corporation such as Frontier to support.

     See "The Proposed Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

3.   WHAT WILL I RECEIVE IN THE MERGER?

     You will receive $1.58 in cash (the "Cash Consideration") for each share of Common Stock that you own immediately prior to the Merger. The $1.58 cash price reflects a 32% premium over the average closing market price of the Common Stock for the last trading day before we publicly announced the Merger and at other recent periods, including the 22 trading day period prior to the mailing of this Proxy Statement. On April 27, 2001, the last trading day prior to the first public announcement of the Merger, the closing price per share of the Common Stock on the American Stock Exchange was $1.20. See "Market Price and Dividend Information."

4. HOW DOES THE $1.58 PER SHARE OF COMMON STOCK THAT I WILL RECEIVE IN THE MERGER COMPARE TO THE MARKET PRICE FOR THE COMMON STOCK?

     Following is price data regarding the Common Stock:


     *    Closing  price per  share of Common  Stock on April 27,
          2001,  the last  trading  day  before  the  Merger  was
          publicly announced.                                              $1.20

     *    Average closing price per share of Common Stock for the
          22 days prior to April 30, 2001, the day the Merger was
          publicly announced.                                              $1.23

     *    Estimated  range of fair  value per  share of  minority
          shares,  excluding  control premium (based on valuation
          range from the ComStock Opinion).                        $1.13 - $1.29

     *    Range of per share  control  premium  (based on control
          premium of 35% proposed in the ComStock Opinion).        $0.39 - $0.45

     *    Per  share  Cash   Consideration  to  be  paid  to  the
          Unaffiliated Shareholders                                        $1.58

     *    Price per share of Common  Stock paid by MMI to acquire
          the majority interest in Frontier from UFAC.                     $1.58

5.   HAS  THE  BOARD  OF  DIRECTORS  RECOMMENDED  THAT I  VOTE  FOR  THE  MERGER
     AGREEMENT?

     The Board of Directors believes that the Merger is both procedurally and substantively fair to, and in the best interests of Frontier and the Unaffiliated Shareholders. The Board of Directors formed a Special Committee, which consisted of three directors independent of Frontier, MMI and Acquisition Company and their respective affiliates, to evaluate the merits of the Merger and evaluate the proposed price of $1.58 per share to be paid to the Unaffiliated Shareholders. The Special Committee unanimously approved the $1.58 per share price and unanimously recommended that the Board of Directors approve the terms of the Merger. The Board of Directors then unanimously approved the Merger. For further information as to how the Special Committee and the Board of Directors arrived at their conclusions and the independent opinion that the Special Committee and the Board of Directors received from their financial advisor, see "The Proposed Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

6.   DID THE BOARD AND THE SPECIAL COMMITTEE RETAIN A FINANCIAL ADVISOR?

     The Special Committee retained ComStock Valuation Advisors, Inc. ("ComStock") as its financial advisor in connection with its evaluation of the Merger. ComStock delivered to the Special Committee and the Board of Directors an opinion to the effect that the terms of the Merger are fair, from a financial point of view, to the Unaffiliated Shareholders. See "The Proposed Merger--Opinion of ComStock."

7.   WHAT EFFECTS MAY RESULT FROM THE MERGER?

     As a result of the Merger:

     * Frontier will merge with Acquisition Company and Frontier will survive as a wholly-owned subsidiary of MMI.

     *    All of the Common Stock will be owned by MMI.

     * The Common Stock held by the Unaffiliated Shareholders will cease to be outstanding.

     *    Frontier will no longer be publicly traded.

     The Board expects that, immediately following the Merger, the business and operations of Frontier and its subsidiaries, as they are currently being conducted, will be continued by Frontier as the surviving entity in the Merger. MMI and its shareholders, Mr. Davies and IVM Intersurer BV, will be the sole beneficiaries of any future earnings and growth of Frontier, and will also bear the entire risk of any future losses. The Unaffiliated Shareholders of Common Stock will not benefit from any increase, but will also not bear the risk of any decrease, in the value of Frontier. See "The Proposed Merger--Certain Effects of the Merger."

8.   DO I HAVE DISSENTERS' RIGHTS OR OTHER PROCEDURAL SAFEGUARDS?

     Under Arizona law you do not have dissenter's rights. See "The Proposed Merger--Rights of Dissenting Shareholders." However, Arizona law does provide that transactions between an Arizona corporation and an interested director must be (i) fair to the company, (ii) approved by a majority, but at least two, of the company's independent directors, or (iii) approved by a majority of the disinterested shareholders. For the reasons set forth under "The Proposed Merger--Recommendations of the Special Committee and the Board of Directors," the Board believes the Merger is fair to the company and to the Unaffiliated Shareholders. In addition, the Merger was approved unanimously by Frontier's independent directors and the Special Committee hired ComStock, an independent financial advisor, to analyze the financial terms of the Merger from the perspective of the Unaffiliated Shareholders. ComStock has rendered an opinion that the Merger is fair to the Unaffiliated Shareholders from a financial point of view. See "The Proposed Merger - Opinion of ComStock."

9.   DOES THE TRANSACTION INVOLVE ANY CONFLICTS OF INTEREST?

     In considering the recommendation of the Special Committee and the Board of Directors with respect to the Merger, you should be aware that certain directors and officers of Frontier have interests that may be deemed to conflict with your interests as shareholders or that are in addition to, or different from, the interests of shareholders:

     * As a result of the Merger, Mr. Davies and IVM Intersurer BV will indirectly own all of the Common Stock of Frontier.

     * Mr. Davies and Jeffrey R. Harcourt, officers and directors of MMI, will be officers, directors and employees of Frontier when it becomes a private company.

     See "The Proposed Merger--Conflicts of Interest."

10.  WHAT ARE THE CONDITIONS TO COMPLETING THE MERGER?

     The completion of the Merger is subject to several conditions, including the following:

     *    Approval of the Merger by the holders of Common Stock.

     * The absence of any injunction, statute, regulation or proceeding that prevents or challenges completion of the Merger.

     * The availability to MMI of sufficient funds to pay all amounts payable as a result of the Merger,

     See "The Proposed Merger--The Merger Agreement."

11.  HOW WILL ACQUISITION COMPANY FINANCE THE MERGER?

     The funds required to complete the Merger and to pay related fees and expenses are expected to be provided from MMI's working capital, the proceeds of a loan and/or equity contribution from MMI's shareholders and from the proceeds of loans funded by Fifth Third Bank and Fifth Third Bank (Northeastern Ohio). See "The Proposed Merger--Source of Funds."

12.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

     Frontier is working to complete all aspects of the Merger as quickly as possible. If the shareholders approve the Merger at the Special Meeting, Frontier currently expects the Merger to be completed on or shortly after the date of the Special Meeting. See "The Proposed Merger--Effective Time of the Merger and Payment for Shares."

13.  WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on August 29, 2001, which is the "Record Date," are entitled to notice of, and to vote at, the Special Meeting. However, all Unaffiliated Shareholders at the time the Merger is completed will be entitled to receive a cash payment of $1.58 per share. See ""Record Date," "Voting Securities and Voting Rights" and "The Merger--Exchange of Securities."

14.  WHAT SHAREHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

     The Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. MMI owns sufficient shares of Common Stock to approve the Merger Agreement and has indicated that it will vote to approve the Merger Agreement. See "Required Vote, Effect of Shareholder Approval, and Related Matters."

15.  WHAT DO I NEED TO DO NOW?

     First, read this Proxy Statement carefully. Then, you should complete, sign and mail your proxy in the enclosed return envelope as soon as possible. If your shares are held by a broker as nominee, you should receive a proxy from your broker. See "Voting of Proxies."

16. MAY I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY OR OTHERWISE VOTED?

     Yes. To change your vote you can:

     * send in a later-dated, signed proxy or a written revocation before the Special Meeting, or

     * attend the Special Meeting and give oral notice of your intention to vote in person.

     You should be aware that simply attending the Special Meeting will not in and of itself constitute a revocation of your proxy. See "Revocability of Proxies."

17.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. If the Merger is completed, you will receive written instructions on how to exchange your shares of Common Stock for the Cash Consideration. See "The Proposed Merger--Effective Time of the Merger and Payment for Shares."

18. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares only if you provide written instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See "Voting of Proxies."

19.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

     The Merger will be a taxable transaction to holders of Common Stock who receive cash in the transaction. The gain or loss per share of each shareholder will equal the difference between $1.58 and the shareholder's basis in the share of Common Stock. You should consult your tax advisor for a full understanding of the tax consequences of the Merger as they relate to your individual tax situation. See "The Proposed Merger--Federal Income Tax Consequences."

                               THE PROPOSED MERGER

THE COMPANY

Frontier licenses and franchises independent insurance adjusters (the independent insurance adjusters licensed or franchised by Frontier are hereinafter referred to collectively as the "Adjusters") throughout the United States and in Canada and provides support services to the Adjusters. The Adjusters are engaged by insurance carriers and self-insured companies to adjust claims made against them by claimants and by policyholders. In addition, certain of the Adjusters offer risk management services to their clients. As of April 30, 2001, Frontier had entered into 519 license and franchise agreements ("Agreements") with 385 entities, operating 481 offices with 686 advertised locations in the United States and Canada. As of March 31, 2001, Frontier also owned and operated independent insurance adjusting businesses in Arizona and Nevada. In April, the Company entered into agreements to sell its Phoenix, Arizona and Las Vegas/Henderson, Nevada adjusting offices effective April 30, 2001 and June 1, 2001, respectively. Frontier currently employs 21 full-time employees.

GENERAL

For its fiscal years ended June 30, 2000, 1999, and 1998, Frontier's licensing and franchising activities accounted for approximately 83%, 78% and 79%, respectively, of gross revenue, and Frontier's adjusting and risk management businesses accounted for approximately 17%, 22%, and 21%, respectively, of gross revenue. The revenue derived from Frontier's operations, as well as the gross billings by Adjusters (upon which Frontier's revenue from licensing and franchising activities are based), are set forth in the following table.

                                                           FISCAL YEAR ENDED JUNE 30
                                                    ---------------------------------------
                                                        2000          1999          1998
                                                    -----------   -----------   -----------
Gross billings by Adjusters (approximate)           $45,810,000   $44,730,000   $42,050,000
Revenue from licensing and franchising activities     5,170,592     4,936,349     4,596,657
Revenue from Frontier-owned adjusting and risk
  management businesses                               1,086,304     1,405,235     1,228,691

CLAIMS ADJUSTING

A claims adjuster conducts the business of providing claims adjustment services to insurance companies and to self-insured clients. The major elements of claims adjusting consist of the following:

* Investigation--the development of information necessary to determine the cause and origin of the loss.

* Evaluation--the determination of the extent and value of damage incurred and the coverage, liability and compensability relating to the parties involved.

* Disposition--the resolution of the claim, whether by payment, negotiation and settlement, by denial or by other resolution.

* Management--the coordination of all parties involved in the claims process and the supervision of the claims process including risk management related services.

Insurance companies, which represent the major source of revenue to adjusters, customarily manage their own claims management function and require defined services from adjusters, such as field investigation and settlement services. Self-insured clients typically require a range of risk management services including claims adjustment, claims management, statistical reporting and loss control, among other services. Insurance companies usually make claims adjusting assignments on a claim by claim basis. Self-insured clients typically retain adjusting firms like Frontier and the Adjusters to handle all of their claims, such as workers' compensation, general liability claims and other claims. Neither Frontier nor any of the Adjusters engages in public adjusting, which consists of representing individual insureds with respect to their claims against insurance companies.

Risk management related services consist primarily of providing services to in-house risk managers of self-insureds whose internal resources do not include expertise in claims adjusting or other aspects of claims management. Risk management services, which also are often referred to in the industry as "third party administration" include administering claims, working with self-insurers to decide whether certain claims need external investigation, coordinating the efforts of the field investigation with internal claims review activities, generating necessary statistical reports and paying losses. The insurance companies responsible for the excess coverage of self-insured clients often play a significant role in the selection and retention of providers of risk management or third party administration and related services.

LICENSING AND FRANCHISING

The major part of Frontier's revenue is derived under its Agreements with the Adjusters. Pursuant to the terms of the Agreements, an Adjuster is authorized to use, within a designated geographic area, Frontier's service mark in providing adjusting and risk management-related services. In addition, an Adjuster is provided with a computerized central collection and rebilling service and national advertising and referrals by Frontier. Frontier receives a 10% or 15% royalty fee on all of the Adjusters' collections. In fiscal 2000, Frontier retained 10.7% of the Adjusters' collections as royalty fees under all of its Agreements.

Frontier generally does not advertise for or solicit potential licensees or franchisees. Frontier believes that through the financial flexibility it offers and the established and dependable services it provides to Adjusters, Frontier is generally capable of attracting qualified licensees and franchisees.

Frontier's philosophy is to enter into agreements with licensees and franchisees who are highly qualified and capable of adjusting all types of claims. Frontier estimates that the average length of time during which the Adjusters have been providing insurance adjusting services, on a company-wide basis, is approximately 20 years.

Before entering into an agreement with a prospective licensee or franchisee, Frontier reviews the prospective licensee's or franchisee's background to determine whether he or she is qualified and experienced in rendering professional insurance adjusting services. In evaluating a potential licensee or franchisee, Frontier considers the length of time the potential licensee or franchisee has been involved in insurance adjusting and such other factors as his or her (i) experience and the types of claims that he or she is capable of adjusting; (ii) ability to act independently without supervision by Frontier;
(iii) prior and current  associations in the insurance adjusting  business;  and
(iv) reputation in the insurance adjusting business and in the community in which he or she will provide insurance adjusting services.

OPERATION OF INDEPENDENT ADJUSTERS

Each Adjuster is required to maintain an office within a designated geographic area defined in his or her Agreement. The Agreements require, among other things, that Adjusters devote at least 80% of their time during any 45-day period to the conduct of the defined business. The Agreements are subject to termination by Frontier upon an Adjuster's failure to meet minimum gross billing volumes. The Adjusters retain the right to make independent decisions regarding the management and operation of their businesses, subject to the terms of the Agreements.

Frontier has a national advertising program in major trade journals. The advertising is designed to promote Frontier's operations and to generate new accounts for its Adjusters. Adjusters receive claims from both local referrals developed by the Adjusters and from referrals by Frontier. The latter referrals are generally obtained through advertising efforts and the general reputation of Frontier. In addition, Adjusters are permitted, but not required, to advertise within their designated geographic areas.

Upon providing services to a client, the Adjuster prepares a bill to the client for the Adjuster's services. The form of invoice, which is supplied by Frontier, indicates that remittance is to be made directly to Frontier's address. Upon receipt of payment from the client, Frontier withholds the royalty fee together with any reimbursements due to Frontier for liability and errors and omissions insurance premiums Frontier may have paid on behalf of the Adjuster and repayments for any credits, loans or advances Frontier may have made to the Adjuster. Frontier rebills uncollected invoices on a 45-60 day cycle. Frontier's arrangements with Adjusters located in Canada differ from the foregoing in that clients of Canadian Adjusters send their remittances to Frontier's Canadian P.
O. Box or to Frontier's franchisee in Regina, Saskatchewan, Canada. Remittances received by Frontier's franchisee are deposited by the franchisee directly into Frontier's bank account.

If a particular geographic area produces claims volume greater than the Adjuster in that area is capable of servicing, the Adjuster may, at Frontier's request, or at the suggestion of the Adjuster, relinquish to a new prospective licensee or franchisee a portion of the designated area covered by his or her Agreement. As a result of these arrangements, Frontier redirects to the relinquishing Adjuster 5% of collections derived from services provided by the new Adjuster.

To assist new Adjusters in meeting their business and personal expenses during their initial period as Adjusters, Frontier may advance funds to them against future billings. Typically such advances are made semi-monthly and average approximately $2,500 per month. The number of Adjusters to whom semi-monthly advances are made typically varies between one and five. Frontier believes that these arrangements provide new Adjusters assistance in making the transition from being employees of insurance companies or other adjusting firms to becoming the owners of their own businesses and, therefore, aid Frontier in attracting qualified individuals as Adjusters.

In addition to advancing funds to new Adjusters, Frontier frequently lends money to Adjusters. These loans may either be loans that are repaid on a weekly basis out of their collections, or advances against accounts receivable. Frontier generally requires that advances against receivables be repaid in full within 45 days.

Frontier does not charge interest on any loans or advances made to Adjusters. During the past four fiscal years, Frontier has loaned or advanced an average aggregate of approximately $331,836 per month and has received reimbursement of an average of approximately $322,425 per month. At June 30, 2000, Frontier had approximately $1,198,000 in outstanding loans or advances. During the past four fiscal years, Frontier has written off an average of approximately $147,554 per year due to bad debts related to these arrangements.

BACKGROUND OF THE MERGER

In 1999 United Financial Adjusting Company ("UFAC"), a wholly owned subsidiary of The Progressive Corporation ("Progressive") purchased 5,258,513 shares of Frontier's newly issued Series A Convertible Voting Preferred Stock at a price of $1.30 per share. UFAC's purchase represented approximately 53% of Frontier's voting securities. Following the purchase by UFAC, Frontier made a tender offer to purchase up to 1,000,000 shares of Common Stock at $2.90 per share from then existing shareholders. The tender offer resulted in the purchase of 971,464 shares of Common Stock. Following the tender offer Frontier declared a cash distribution of $1.60 per share for all remaining Common Stock shareholders of record. Neither the shares tendered in the tender offer, nor the shares held by UFAC, were eligible for the cash distribution. In June 1999 UFAC's preferred shares were converted into shares of Common Stock, representing 59% of Frontier's voting securities. In October, 1999, Progressive sold all of its shares in UFAC to Netrex L.L.C. ("Netrex"). In April 2001, UFAC sold all of its shares in Frontier to MMI.

Historically, the market for the Common Stock has been thin with average trading volume for the year ended December 31, 2000 of 2,838 shares of Common Stock and average daily trading volume for the period ended _________, 2001 of 1,493 shares of Common Stock. As a result, investors had limited liquidity for their investment in the Common Stock. In order to increase the liquidity of the Common Stock, the Board of Directors undertook a process of long-term strategic planning with the overall objective of improving Frontier's rate of growth by acquisition of companies in compatible lines of business and by increasing the number of shares of Common Stock in the hands of the public.

In March 2000, the Board of Directors agreed in principle to enter into a transaction (the "Transaction") whereby Frontier would have exchanged approximately 11.5 million shares of its Common Stock for all of the issued and outstanding shares of stock of UFAC. Upon consummation of the proposed Transaction, Frontier would have merged with UFAC and would have become the parent of UFAC's three subsidiaries, JW Software, Inc. ("JW"), DBG Technologies, Inc. ("DBG") and Vedder Software Group, Inc. ("Vedder") and would have employed approximately 300 full-time employees.

UFAC is an insurance claim management services company, JW develops and markets claim management software, DBG develops and markets internet-based systems and websites, and Vedder develops property estimating software and tools. Had the Transaction been consummated, Netrex would have owned approximately 16.4 million shares of the Common Stock, representing approximately 82% of the outstanding Common Stock.

The Transaction was subject to the approval of certain regulatory agencies and the American Stock Exchange, the stock exchange on which Frontier's shares are currently traded, as well as the approval by shareholders of Frontier and UFAC.

In May 2000, Frontier filed a preliminary proxy statement with the SEC to be used to present the Transaction to the shareholders for their approval. In November 2000, prior to filing a definitive proxy statement, the Board of Directors determined to withdraw its recommendation of the Transaction to the shareholders due to changes in the outlook for the UFAC companies.

Subsequent to abandoning the Transaction, Netrex began to investigate the possibility of divesting itself of its investment in Frontier. Netrex was only able to identify one independent party that was interested in purchasing Frontier's shares. This party offered to purchase the block of shares for approximately $1.55 per share. This offer was later withdrawn. MMI, a company owned by Mr. Davies, Frontier's Chairman of the Board, and IVM Intersurer BV ("IVM") offered to purchase the shares for a purchase price of $1.58 per share. MMI's offer was accepted by Netrex and MMI purchased the shares in April 2001.

In a meeting held on April 11, 2001, MMI proposed to the Board of Directors that the inherent risk in identifying and consummating appropriate acquisitions and the cost associated with such acquisitions by a public company were not in the best interests of the Unaffiliated Shareholders. Therefore, MMI proposed to the Board that Frontier implement a cash-out merger whereby Frontier's shareholders other than MMI (the "Unaffiliated Shareholders") would be paid $1.58 per share of Common Stock and Frontier would cease to be a public company. Mr. Davies, MMI, Acquisition Company and Frontier determined that this was an appropriate time to investigate taking Frontier private because the Frontier had been unable to identify a viable merger partner. Without a merger partner, Frontier is a relatively small company with only 21 full-time employees. Frontier estimates that the annual cost associated with being a public company was approximately $200,000 or 8% of Frontier's annual corporate expenses. Mr. Davies, MMI, Acquisition Company and Frontier believe that the expense associated with maintaining Frontier as a public company, given the size of Frontier, is too high and not in the interest of the Frontier shareholders.

In April 2001, the Board of Directors was composed of nine members, all but three of whom were related to MMI or Netrex. Therefore, the Board determined to appoint a Special Committee composed solely of directors who were independent of MMI and of Netrex. The Special Committee was charged with representing the interests of the Unaffiliated Shareholders with regard to the Merger. The Board appointed Eric J. Carlstrom, Kenneth A. Sexton, and Mark A. Freeman to the Special Committee and authorized the committee to retain a financial advisor to assist them in carrying out their responsibilities.

On April 12, 2001, the Special Committee met to consider the possible retention of ComStock as independent financial advisor in connection with the proposed Merger. The members noted the impressive credentials of ComStock in working with smallcap companies such as Frontier and, based upon those credentials, determined that ComStock is well qualified to conduct the necessary evaluation of the fairness of the proposed transaction. The Special Committee also noted the fact that ComStock had worked with Frontier in the past and considered both that (i) ComStock was, therefore, familiar with Frontier and its value and (ii) ComStock had a potential conflict stemming from its past engagement by Frontier as opposed to its current duties towards the Unaffiliated Shareholders.

ComStock had previously been retained by Frontier to advise the Board with regard to valuation issues relating to the Transaction proposed in 2000 with UFAC and had received approximately $48,000 in fees from Frontier for its previous services, including reimbursement of approximately $2,000 in out-of-pocket expenses. In spite of ComStock's previous involvement with
Frontier, the Special Committee determined that in light of ComStock's experience with smallcap companies and its knowledge of Frontier, ComStock was an appropriate firm to evaluate the merits of the proposed Merger. After discussions with a representative of ComStock, the Special Committee determined that ComStock's previous representation of Frontier would not compromise its independence as an advisor to the Special Committee. ComStock is being paid $25,000 for its valuation analysis and preparation of the related fairness opinion for the Special Committee and will be reimbursed for out-of-pocket expenses. ComStock's fee is not contingent upon consummation of the Merger.

In connection with performing ComStock's due diligence on Frontier, Frontier provided ComStock with information regarding the company and requested by ComStock.

On April 23, 2001, ComStock delivered a draft opinion to the Special Committee. On April 24, the Special Committee met with a representative of ComStock to consider the draft opinion. The Special Committee discussed the draft opinion and requested certain clarification from ComStock regarding the allocation of a control premium to the Unaffiliated Shareholders and the range of valuations that was calculated in the ComStock Opinion. ComStock expressed its belief that because the Merger was a cash-out merger with no alternative to the Unaffiliated Shareholders but to accept a cash payment for their shares of Frontier, they should receive a pro rata share of the control premium paid by MMI. In addition, ComStock explained that it developed a range of fair values and then compared the Cash Consideration to the range to determine the fairness of the consideration. After ComStock provided the requested clarification, the Special Committee unanimously concluded that the analysis of ComStock was fair and reasonable to the Unaffiliated Shareholders. In addition, the Special Committee adopted ComStock's conclusion that the Cash Consideration to be offered to the Unaffiliated Shareholders is fair to the shareholders from a financial point of view and is reasonable based on the facts and analyses presented by ComStock. On April 25, 2001, ComStock delivered a revised opinion to reflect the clarification that had been provided to the Special Committee. The revised opinion was distributed to the entire Board of Directors.

On April 25, 2001, the Board of Directors met to consider the conclusions of the Special Committee. Mr. Sexton presented a report from the Special Committee noting that the Special Committee had met twice, first to review the Merger and second to review the ComStock Opinion. Mr. Sexton stated that it was the consensus of the Special Committee, based upon the ComStock Opinion, that the cash-out price of $1.58 per share was fair to the Unaffiliated Shareholders. Mr. Sexton concluded his report with the recommendation of the Special Committee that the Board approve the Merger on the terms presented and reflected in the ComStock Opinion. After a discussion of the Special Committee's report, the Board adjourned at 12:00 p.m. Eastern Time to allow its members who were not members of the Special Committee, to review the ComStock Opinion. The meeting was reconvened at 5:30 p.m. Eastern Time with a discussion of the ComStock Opinion. The Board concluded that the Merger was fair and equitable to the Unaffiliated Shareholders. All members of the Board present at the meeting approved the proposed price of $1.58 to the Unaffiliated Shareholders as fair. One member of the Board, who is also a member of the Special Committee, was not present at the meeting, but had previously approved the proposed price of $1.58 to the Unaffiliated Shareholders as fair at the April 24, 2001 meeting of the Special Committee.

On April 27, 2001, the full Board of Directors met to consider the Merger Agreement. Based on the recommendation of the Special Committee and its own analysis of the terms of the Merger Agreement, the Board of Directors unanimously voted to approve the Merger Agreement and to authorize Frontier to enter into the Merger Agreement. In addition, based upon the reasoning set forth below, the Board of Directors confirmed its determination that the Merger was fair, from both a financial and procedural point of view, to the Unaffiliated Shareholders and voted to recommend to the shareholders that they approve the Merger.

Effective at the close of business April 27, 2001, Mr. Freeman resigned from the Board. On May 2, 2001, UFAC completed the sale of its shares of Common Stock to MMI and Charles E. Becker, Peter I. Cavallaro, James J. Ferzoco and Anthony J. Puglisi resigned from the Board. Mr. Freeman was an independent director nominated by UFAC. Each of Messrs. Becker, Cavallaro, Ferzoco and Puglisi are affiliated with UFAC.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; REASONS FOR THE MERGER

Due to the limited trading volume in Frontier's shares, the Board does not believe that the Unaffiliated Shareholders uniformly are able to liquidate their shareholdings both in a timely manner and at a fair price. The Board believes that the Merger will provide the Unaffiliated Shareholders with liquidity and a fair price for their shares. The Board of Directors has unanimously determined that the terms of the Merger and the transaction are substantively and
procedurally   fair  to,  and  in  the  best  interests  of,  the   Unaffiliated
Shareholders. Furthermore, the Board has unanimously approved the Merger Agreement and recommends that the shareholders vote for the proposal to approve and adopt the Merger Agreement.

Frontier has been advised by each of its directors and executive officers that each intends to vote all of his or her shares of Common Stock in favor of the proposal to approve and adopt the Merger Agreement. Mr. Davies, MMI and Acquisition Company have informed Frontier that each believes that the terms of the Merger and the transaction are substantively and procedurally fair to the Unaffiliated Shareholders. Mr. Davies, MMI and Acquisition Company have reviewed the analysis of and have adopted the conclusions and underlying reasoning of the Special Committee and have based their belief in the fairness of the Merger to the Unaffiliated Shareholders upon the factors set forth below.

In making its unanimous determination that the terms of the Merger are substantively and procedurally fair to, and in the best interests of, the Unaffiliated Shareholders, to approve the Merger Agreement, and to recommend that shareholders approve and adopt the Merger Agreement, the Board considered that:

     *    a  Special  Committee  of  independent   directors  was  appointed  to
          represent the interests of the Unaffiliated Shareholders in connection with the Merger;

      * the Special Committee retained ComStock, an independent financial advisor, to assist it in carrying out its responsibilities;

      * the analysis performed by ComStock considered, among other things, the current market price of Frontier stock, the historical market price, net book value, the purchase price paid in the purchase of shares by MMI from UFAC and that the Cash Consideration was the same as the consideration paid by MMI to UFAC;

      * the opinion of ComStock that the consideration to be received in the Merger by the Unaffiliated Shareholders is fair, from a financial point of view, to such holders (see "The Proposed Merger-- Opinion of ComStock");

      * the unanimous conclusion of the Special Committee that the analysis of ComStock was reasonable and that the Cash Consideration to be offered was fair to the Unaffiliated Shareholders from a financial point of view;

      * the unanimous recommendation by the Special Committee that the Board approve and adopt the Merger Agreement and that the Board recommend to Frontier's shareholders that they approve and adopt the Merger Agreement;

      * other than the proposed merger with UFAC that was later abandoned by Frontier's management, Frontier had been unable to identify a merger partner or a purchaser of all or substantially all of Frontier's assets;

      * Netrex and UFAC had been unable to identify a party to purchase the control block of Frontier shares held by UFAC other than one party that made a preliminary offer for approximately $1.55 per share, which was subsequently withdrawn by the offering party;

      * the purchase price of $1.58 per share for the control block of shares by MMI from UFAC was negotiated at arm's length between the two companies;

      * the terms of the Merger to the Unaffiliated Shareholders are the same as those negotiated at arm's length between UFAC and MMI;

      * the likelihood that UFAC would terminate its management contract with Frontier or substantially increase the management fee charged to Frontier; and

      * the factors considered by the Special Committee in its deliberations described below.

The  Board  did  not  consider  the   liquidation   value  of  Frontier  in  its
deliberations, because the Board believed that this would result in an artificially low value for Frontier.

In connection with its consideration of the determination by the Special Committee, and as part of its determination with respect to the fairness of the consideration to be received by the Unaffiliated Shareholders of the Common Stock in the Merger, the Board adopted the conclusions and underlying reasoning of the Special Committee, based upon the view of the Board that the conclusions and factors considered by the Special Committee were reasonable.

The Special Committee considered the following factors, which constitute the material factors considered by the Special Committee in making its determination that the terms of the Merger are fair to, and in the best interests of, the Unaffiliated Shareholders and its decision to recommend that the Board of Directors approve and adopt the Merger Agreement and recommend to Frontier's shareholders that they approve and adopt the Merger Agreement:


      * The Special Committee considered the opinion of ComStock that the consideration of $1.58 per share in cash is fair from a financial point of view to the Unaffiliated Shareholders of the Common Stock.

          The Special Committee and the Board of Directors reviewed the independent financial analyses performed by ComStock and found them to be reasonable and believed that ComStock's conclusion that the price to be paid in the Merger was fair from a financial point of view to the Unaffiliated Shareholders was a reasonable conclusion based on the analyses performed. The Special Committee adopted the analyses performed by ComStock and described in ComStock's report and did not perform any independent analysis of the factors described in the ComStock report or any other factors not considered by ComStock. The Special Committee did take into account earlier evaluations of strategic options by the Board of Directors.

      * The Special Committee reviewed current and historical market prices for Frontier's shares, the declining per share price of the Common Stock prior to the time of the public announcement of the proposed Merger, the possibility that the price would remain depressed or continue to decline and the premium that $1.58 per share offered over such price.

      * The Special Committee noted that in an arm's-length transaction negotiated between MMI and Netrex, the major shareholder of UFAC, MMI paid $1.58 per share to UFAC for its control block of shares and that this price presumably reflected a control premium.

      * The Special Committee also concluded that the Cash Consideration represented a premium over the market price of the Common Stock.


      * The Special Committee also considered the premium that the $1.58 consideration represented relative to the book value per share of Common Stock.

      * The Board of Directors and management of Frontier have considered alternative ways to allow the Unaffiliated Shareholders to realize value for their shares, and, based upon their unsuccessful attempts to identify strategic partners, have concluded that there is no material interest by third parties to participate in any restructuring or other strategic transaction that would result in a positive return and increased liquidity to the Unaffiliated Shareholders.

      * The Special Committee concluded that the limited liquidity of the Common Stock in the public market is not likely to improve. The Board has concluded that the extremely small market capitalization of
          Frontier, among other reasons, has left Frontier without any significant financial analysts covering the company, and that it is not likely that the investment community will become sufficiently interested in the Common Stock so that the liquidity in the Common Stock would improve.

      * The Special Committee's belief that Frontier can be more profitable as a private company that does not have to comply with the reporting requirements and does not have to incur the costs associated with being a public company. Significant cost savings will result from no longer having the requirement to file periodic reports with the Securities and Exchange Commission, all of which take considerable management time and have to be reviewed by Frontier's legal counsel and independent accountants. Frontier estimates that compliance with these reporting requirements, together with the printing, mailing and administration costs associated with them, total approximately $200,000 per year. These costs will be eliminated when Frontier becomes a private entity.

The factors discussed above were all considered to be positive factors in the Special Committee's decision to recommend that the Board of Directors approve the Merger.

The Special Committee also considered the following negative factors:

      * The expectation that the Merger will be a taxable transaction for Unaffiliated Shareholders.

      *   The   Unaffiliated   Shareholders   will   have  no   ongoing   equity
          participation in Frontier following the Merger.

      * In the event of a sale of Frontier in the future the Unaffiliated Shareholders will not be able to participate in any premium that might result from such a sale.

      * Mr. Davies, Frontier's Chairman of the Board, has a conflict of interest in connection with the Merger because, as an owner of MMI, he has, and after the Merger will continue to have, a substantial equity investment in Frontier.

The Special Committee considered that although Frontier would lose access to the public markets for future financing, Frontier would considerably decrease its expenses by becoming a private company. While the Board noted that MMI would take on substantial debt as a result of its purchase of Frontier and the subsequent Merger, the Board determined that it had no fiduciary duty to MMI and therefore, would give no weight to the effect of the Merger on MMI.

The Special Committee considered the value of Frontier's assets and the book value per share of Common Stock. The Special Committee specifically looked at the book value per share of Common Stock of $0.85 as of March 31, 2001, the premium that the Merger would offer over the book value, and the lack of better offers received by Netrex for its control interest of Frontier's shares of Common Stock. Based upon these factors, the Special Committee concluded that in connection with a sale of Frontier, it believed that Frontier would not be likely to receive proceeds equal to or in excess of the Cash Consideration offered in the Merger.

The Special Committee recognized that consummation of the Merger will deprive the Unaffiliated Shareholders of the opportunity to participate despite any future growth of Frontier and, accordingly, gave consideration to Frontier's results of operations and Frontier's future prospects in reaching its determination to recommend approval and adoption of the Merger Agreement. The Special Committee was also aware that Mr. Davies, Chairman of Frontier's Board, has a conflict of interest in connection with the Merger because, as an owner of MMI, he has, and after the Merger will continue to have, a substantial equity investment in Frontier. See "The Proposed Merger--Conflicts of Interest." These factors were considered negative factors in the Special Committee's decision to recommend that the Board of Directors approve the Merger. However, in the Special Committee's view, these factors were substantially outweighed by the positive factors discussed above.

Based upon its consideration of all of the factors described above, the Special Committee concluded that the financial terms of the Merger are substantively fair to, and in the best interests of, the Unaffiliated Shareholders and that the Board of Directors should recommend that the shareholders of Frontier approve and adopt the Merger Agreement.

The Board determined that the Merger is procedurally fair to the Unaffiliated Shareholders in the absence of a vote of the Unaffiliated Shareholders or the retention of an unaffiliated representative to act solely on behalf of the Unaffiliated Shareholders, because a Special Committee composed of all of the disinterested and independent directors was formed to represent the interests of the Unaffiliated Shareholders, the Special Committee engaged an independent financial advisor to render a fairness opinion regarding the financial fairness of the Merger to the shareholders of Frontier and the Special Committee unanimously approved the Merger.

In view of the circumstances and the wide variety of factors considered in connection with its evaluation of the Merger, neither the Board of Directors nor the Special Committee found it practicable to assign relative weights to the factors considered in reaching its decision.

OPINION OF COMSTOCK

On April 23, 2001, ComStock delivered a draft opinion to the Board of Directors opining that the Cash Consideration was fair from a financial point of view to the shareholders of Frontier, including the Unaffiliated Shareholders. A draft of ComStock's financial analysis was distributed to the Special Committee and used as the basis of discussions at a meeting of the Special Committee held on April 24, 2001. The Special Committee was given a detailed written report setting forth the financial analysis underlying the ComStock opinion. This analysis, as presented to the Special Committee, is summarized below. All of the members of the Special Committee were present at the meeting and each member had the opportunity to discuss the report. The Special Committee discussed the information in the report, and the financial data and other factors considered by ComStock in conducting its analysis, all of which are summarized herein.

In requesting the ComStock opinion, neither the Special Committee nor the Board gave any special instructions to ComStock or imposed any limitation upon the scope of the investigation that ComStock deemed necessary to enable it to deliver ComStock's opinion. ComStock's opinion is directed only to the fairness of the Merger to the shareholders of Frontier from a financial point of view and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. The ComStock Opinion is attached to this Proxy Statement as Appendix B. ComStock has consented to the inclusion of its opinion in this Proxy Statement.

DEFINITION OF VALUE

ComStock's financial analysis of the Merger included independently analyzing the fair value of the publicly-traded common shares of Frontier. For this purpose fair value was defined by ComStock as the underlying price at which the publicly-traded common shares of Frontier would change hands between two independent parties, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts. Fair value, as used in this context, does not reflect any discount for lack of control.

GOVERNING STANDARDS

The opinion was prepared in accordance with relevant standards and guidelines issued by The Appraisal Foundation(1), The American Society of Appraisers(2), and The Internal Revenue Service(3). ComStock also considered other generally accepted standards deemed appropriate for this engagement. In its analysis, ComStock specifically considered pertinent factors cited in Revenue Ruling 59-60, which include, but are not limited to, a review of the following:

     *    The nature of the business and the history of Frontier;
     *    The general economic outlook for Frontier;
     *    The book value of Frontier, and its financial condition;
     *    The earnings capacity of Frontier;
     *    The dividend-paying capacity of Frontier;
     *    The possible existence of goodwill or other intangible values;
     * Past sales of the stock of Frontier, and the size of the blocks of stock under consideration;
     * The market price of actively traded stocks of public corporations engaged in the same or similar lines of business as Frontier; and
     *    Issues of fairness typically considered in mergers.

GENERAL VALUATION APPROACH

ComStock interviewed Frontier management regarding the historical financial performance, current business status, and forecasted financial performance of Frontier. In addition, ComStock reviewed documents and other data needed to comply with the Uniform Standards of Professional Appraisal Practice as promulgated by The Appraisal Foundation; the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers. In arriving at its opinion, ComStock:

     * Reviewed the historical operating performance and financial condition of Frontier as reflected in publicly-available financial statements for the five fiscal years ended June 30, 2000 and for the six-month period ended December 31, 2000;
     * Reviewed the financial forecasts for Frontier for fiscal year 2001, as provided by management;
     *    Conducted discussions with management of Frontier;
     *    Reviewed publicly available information regarding Frontier;
     * Reviewed the outlook for the economy and the prospects for the industry in which Frontier competes;

----------
(1) Competency Provision, Standards 7, 9, 10, and related explanatory comments of the Uniform Standards of Professional Appraisal Practice.
(2)  Principles of Appraisal Practice and Code of Ethics.
(3)  Revenue Ruling 59-60.

     * Performed an analysis of market multiples for the companies that ComStock considered comparable to Frontier; and
     * Performed various other financial analyses regarding Frontier and the Merger as deemed appropriate.

ComStock used publicly available sources to obtain information pertinent to the analysis. Specifically, ComStock subscribes to Compustat(R), Disclosure(R), Securities Data Corporation and EDGAR for financial and other information. ComStock deemed this information to be reliable; however, ComStock made no representation as to the accuracy or completeness of such information and accepted such information without further verification.

DISCUSSION OF INDEPENDENT VALUATION METHODS UTILIZED

ComStock applied generally accepted valuation methods to analyze the range of fair values for the Common Stock of Frontier. To establish this range of values, the Capitalized Cash Flow Method, Discounted Cash Flow Method, Guideline Company Method, and Merger & Acquisition Method were utilized. In addition, the current trading price plus a relevant premium for control was utilized as a measure of the current fair value per share for Frontier's stock. ComStock has informed Frontier that it typically uses these five valuation techniques, standard methods used in the industry, to develop a composite of values that ComStock believes is more appropriate than the valuation that would be derived from any single technique. ComStock selected the valuation methods used according to the following criteria

     * the valuation method is generally considered to be a standard method in the business appraisal community and in commonly-referenced valuation texts and other literature;
     * the valuation method focuses on a unique aspect of the Company's financial performance (i.e., historical cash flows and future cash flows) or utilizes market data that is derived from a unique source (i.e., public company stock price data and private company transactions data);
     * each valuation method is distinct from the other valuation methods, thereby eliminating duplication among the methods.

ComStock chose each of the valuation methods used for the following reasons:

     CURRENT TRADING PRICE PLUS CONTROL PREMIUM

     Although the Frontier's stock is thinly traded, the existence of any trading volume dictates that some weight be given to the historical trading patterns and most recent trading prices of the Frontier's common stock. However, the Frontier's stock is traded by shareholders who own a minority of the total outstanding shares. Because ComStock believes that a fair buyout price for the entire company represents a controlling interest value, the current trading price was adjusted upward for a "premium for control" to reflect the additional value above the minority interest value that accrues to the purchaser of the entire company.

     CAPITALIZED CASH FLOW METHOD

     The Capitalized Cash Flow Method utilizes Frontier's historical financial performance as a critical component of the calculation of equity value. This method also utilizes information regarding rates of return generally required by willing buyers for investments having a similar risk profile to Frontier when deriving the appropriate cash flow multiple

     DISCOUNTED CASH FLOW METHOD

     The value of a company's stock is many times viewed by a potential investor as a function of the perceived expected future cash flows from the company relative to expected cash flows from alternative investments of comparable risk. The Discounted Cash Flow method uses projected financial performance and a risk-adjusted discount rate to estimate equity value, and therefore takes both elements of expected cash flows (including all relevant growth opportunities at a company) and investment risk into account.

     GUIDELINE COMPANY METHOD

     The Guideline Company method uses pricing multiples developed from publicly traded stocks of relatively similar businesses to estimate the value of a company's equity. Since the market data is derived from publicly-traded stock in companies that are relatively similar to Frontier, and differences in risk between these comparable companies and Frontier is also taken into account, ComStock believes that this valuation method provides an objective benchmark for Frontier's equity value.

     MERGER & ACQUISITION METHOD

     The Merger & Acquisition method utilizes valuation multiples derived from published news reports of actual transactions involving the sale of a controlling equity interest in privately-held companies that are relatively similar to the company being valued. Once again, differences in risk between the privately-held companies that comprise the market data and Frontier is taken into account.

     This method is similar to the Guideline Company method in that objective, verifiable market data is utilized. Only the source of market data is different: the Guideline Company method utilizes data from public companies, whereas the Merger & Acquisition method utilizes market data from privately-held companies.

By using several different, yet relevant, valuation methods that result in a narrow range of equity values, ComStock Valuation Advisors believes that the overall valuation conclusion is realistic and is based on objective market data that can be substantiated by independent parties.

As set forth below, two of the methods used resulted in valuations higher than $1.58 per share. However, the mid-point of the range of values derived by the five valuation methods was only 3% higher than the proposed merger price of $1.58 per share. Due to the small market value of the shares held by the Unaffiliated Shareholders, a 3% difference in valuation translates into an aggregate dollar difference of $175,000 in Cash Consideration paid in connection with the Merger. ComStock reported to the Board that, given the inherent subjectivity in the valuation process, and the small market value of the shares held by the Unaffiliated Shareholders, the difference of 3% between the merger price and the mid-point of the ComStock valuations is reasonable. In addition, ComStock concluded that it was appropriate to assign a 35% control premium to the minority shares because of the majority shareholder's ability to control the shareholder vote for approval of the Merger. Management believes that it would have been reasonable not to assign a control premium to the minority shares. If the 35% control premium had not been assigned to the minority shares, the mid-point value for the five valuation methods would have been approximately $1.34 per share or 18% less than the proposed merger price of $1.58 per share. In addition, as a result of the termination of the UFAC management contract and changes in the management structure of Frontier, Frontier's annual expenses will increase by a net amount of approximately $525,000 upon the direct employment by Frontier of the full-time services of its CEO, CFO, Vice President of Marketing, CIO and an administrative assistant. Prior to the purchase of the UFAC shares, these services were provided by UFAC under the UFAC management contract. These additional costs will serve to decrease the valuation of Frontier on a going forward basis. Frontier's equity value was calculated on a controlling interest basis, including the application of a market-based control premium of 35%, which reflects the rights of a majority shareholder to control the operations of Frontier and the disposition of its cash flows. A control basis of valuation is relevant when considering the financial fairness of a cash-out merger wherein a company's minority shareholders are being forced to accept a given price per share in order to gain liquidity for their shares.

           VALUATION METHOD                        EXHIBIT      AGGREGATE VALUE      VALUE PER SHARE      DEVIATION
           ----------------                        -------      ---------------      ---------------      ---------
Current Trading Price Plus Control Premium                        $14,520,000             $1.62             (0.5%)
Capitalized Cash Flow Method                          B           $14,190,000             $1.58             (2.8%)
Discounted Cash Flow Method                           C           $15,590,000             $1.74              6.8%
Guideline Company Method                              D           $14,620,000             $1.63              0.1%
Mergers & Acquisitions Method                         E           $13,610,000             $1.52             (6.8)%

RANGE OF VALUES
Minimum Value                                                     $13,610,000             $1.52             (6.8%)
Lowest Quartile Value                                             $14,190,000             $1.58             (2.8%)
Average Value                                                     $14,510,000             $1.62             (0.6%)
Median Value                                                      $14,520,000             $1.62             (0.5%)
Upper Quartile Value                                              $14,620,000             $1.63              0.1%
Maximum Value                                                     $15,590,000             $1.74              6.8%
Mid-point of Range of Values                                      $14,600,000             $1.63              0.0%

TRANSACTION VALUE                                                 $14,160,000             $1.58             (3.0%)
                                                                  ===========             =====             ====
TRANSACTION VALUE PERCENTILE RANKING                                                       24.0%
                                                                  ===========             =====             ====
BASIS OF APPRAISAL                                                  CONTROL
                                                                  ===========             =====             ====

RANGE OF INDEPENDENTLY CALCULATED VALUES

DISCUSSION OF RANGE OF FAIR VALUES

The various valuation methods result in a range of appraised values per share, ranging from a low of $1.52 to a high of $1.74 per share. The appraised value from each valuation method deviates from the mid-point of the range of values by no more than 6.8%, which reflects a narrow range of values. In order to represent a fair transaction to Frontier's minority shareholders, the Merger price of $1.58 per share should be significantly above the minimum value per share calculated in this appraisal. The Merger price falls in the 24th percentile of the range of values, which in ComStock's opinion is significantly above the minimum appraised value of $1.52 per share. In addition, two of the valuation methods result in an appraised value that is below the Merger price of $1.58 per share, and the Merger price is within 3% of two other valuation methods.

DISCUSSION OF EACH VALUATION METHOD

A brief description of each valuation method is provided below.

CURRENT TRADING PRICE PLUS CONTROL PREMIUM

As of April 23, 2001, the Common Stock traded at a value of $1.20 per share. Adding a premium for control of 35% results in a fair value per share of $1.62.

CAPITALIZED CASH FLOW METHOD

The Capitalized Cash Flow Method utilizes five years of historical earnings and cash flows to estimate the current value of Frontier's equity. Estimated working capital and capital expenditure requirements (net of depreciation) are deducted from average historical earnings to derive the adjusted cash flow for Frontier. A market-based cash flow multiple is applied to the normalized adjusted historical cash flow to calculate the value of Frontier's invested capital. Debt is deducted from the invested capital value to derive the value of Frontier's equity on a minority interest basis.

Because a controlling interest basis is being used as the standard of value for this opinion, and a majority ownership interest provides its owners with the right to control Frontier's operations, ComStock applied a control premium to calculate Frontier's equity value on a controlling interest basis.

A 10% discount was then deducted to reflect the pricing and liquidity risks associated with the thinly-traded market that exists for the Common Stock, arriving at an equity value of $1.58 per share using the Capitalized Cash Flow Method.

DISCOUNTED CASH FLOW METHOD

The price of a security can also be viewed as a function of an investor's perception of expected future cash flows from Frontier relative to expected cash flows from alternative investments of perceived comparable risk. Because the Discounted Cash Flow Method ("DCF") uses projected financial performance and risk-adjusted discount rates to estimate value, ComStock believes that it can be an effective valuation tool when properly applied.

ComStock analyzed the fair value of Frontier by examining a cash flow forecast over a five-year period. This forecast was based on a one-year forecast for 2001 that was provided by Company management. The expected annual free cash flows were discounted to their present value using a market-based discount rate. A residual value was also computed and discounted to its present value using an assumption of constant cash flow growth at the end of the forecast period. The present value of the forecasted cash flow stream for the next five years was combined with the present value of the residual value to derive an estimate of Frontier's equity value.

A  35%  control  premium  and  10%  discount  for  risks   associated  with  the
thinly-traded market were applied in deriving Frontier's equity value of $1.74 per share using the Discounted Cash Flow Method.

GUIDELINE COMPANY METHOD

The Guideline Company Method uses pricing multiples developed from publicly traded stocks of relatively similar businesses to estimate the value of Frontier's equity. These pricing multiples are applied to appropriate financial data for Frontier, creating an array of values on a freely-traded minority interest basis. Current market pricing multiples were developed that incorporated the following financial data for Frontier: 1) book value; 2) sales;
3) net earnings; and 4) after-tax cash flows.

A freely-traded minority interest equity value for Frontier is estimated by selecting a representative value derived from the various pricing multiples.

A  35%  control  premium  and  10%  discount  for  risks   associated  with  the
thinly-traded market were applied in deriving Frontier's equity value of $1.63 per share using the Guideline Company Method.

MERGER AND ACQUISITION METHOD

The Merger and Acquisition Method utilizes valuation multiples derived from published news reports of actual transactions involving the sale of a controlling equity interest in relatively similar privately-held companies. After examining the industry type, transaction components, and computed valuation multiple for reported transactions, representative multiples of revenue, leveraged income and cash flow are selected and applied to the relevant financial data of Frontier. The result is a market-based estimate of Frontier' equity value. The valuation multiples derived from the market data were reduced by 20% to reflect certain risks associated with an investment in Frontier, including the presence of a thinly-traded market in which to sell the Common Stock. The results from the three ratios utilized were averaged in deriving Frontier's equity value of $1.52 per share using the Merger and Acquisition Method.

DISCUSSION OF THE PURCHASE OF SHARES OWNED BY NETREX

An investor group has purchased Netrex' 58.7% ownership interest in Frontier at $1.58 per share, which is equal to the Merger price. The offer price to Netrex is at a significant premium to the current trading price of the Common Stock, and compensates Netrex for its controlling interest in Frontier. The minority shareholders of Frontier also benefit from the premium that the Merger price reflects above the minority trading price of Frontier's stock.

IMPACT OF ADDITIONAL COMPENSATION EXPENSES

Additional compensation expenses of approximately $825,000 (including related employee benefits) will likely result from new equity ownership and management of Frontier. These expenses will replace management fees of $300,000 currently being paid by Frontier. The impact of the net expenses of $525,000 on the per share value of the stock has not been reflected in the figures provided above. Had such additional expenses been reflected, values per share ranging between $1.16 and $1.35 per share for the Common Stock would have resulted from the appraisal.

DISCUSSION OF TRADING ACTIVITY FOR THE COMMON STOCK

The Common Stock is traded on the American Stock Exchange under the ticker symbol FAJ. Although the Common Stock trades on almost a daily basis, its daily trading volume is relatively low. During the last 20 trading days (March 21 - April 23, 2001) the daily closing price of Frontier's stock has ranged from a low of $1.10 per share to a high of $1.45 per share, averaging $1.22 per share.

Frontier's average weekly trading volume as a percentage of the total shares outstanding was compared with companies having trading volume that is representative of stocks traded on national stock exchanges. This comparison indicates that Frontier's average weekly trading volume is approximately 6% of the trading volume experienced by companies having normal trading activity. This analysis suggests that the Board of Directors might not rely exclusively on Frontier's current trading price when considering the fairness of the Merger. Therefore, ComStock performed independent appraisal techniques in rendering its opinion to the Special Committee of the Board of Directors regarding the fairness of the Merger.

DISCUSSION OF PRIOR TRADING ACTIVITY FOR THE COMMON STOCK

The Common Stock traded at a high of $4.00 per share at various points during June through August 2000. Prior to April 30, 1999 Frontier's stock generally traded at a price of $1.20 or lower, and the same was true for the month of December 1999. An attempted merger of Frontier into a related company is the principal reason that Frontier's stock price rose to the $4.00 per share level. Once this merger attempt failed, the trading price of Frontier's stock declined to its normal price level. The historical prices referenced above have been adjusted to reflect the impact of dividends subsequently paid.

CERTAIN EFFECTS OF THE MERGER

As a result of the Merger, all of the Common Stock of Frontier will be owned by MMI. As a result, MMI's interest in Frontier's net book value and net earnings will increase from approximately 58.7% to 100%. After adjusting for the effect of the Merger, MMI's ownership interest in Frontier's net book value, as of March 31, 2001, will increase from $4,495,269 to $7,658,039 and MMI's ownership interest in Frontier's net income for the nine months ended March 31, 2001, will increase from $796,841 to $1,357,481. The Unaffiliated Shareholders will have no further interest in Frontier except their right to receive the Cash Consideration.

In addition, the Common Stock will no longer be traded on the American Stock Exchange or any other stock exchange, and price quotations with respect to sales of shares in the public market will no longer be available. The registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), will be terminated, and this termination will eliminate Frontier's obligation to file periodic financial and other information with the Securities and Exchange Commission. This will make most other provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirements of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable.

The receipt of the Cash Consideration pursuant to the Merger will be a taxable transaction. See "The Merger--Federal Income Tax Consequences."

For a detailed discussion of the benefits and detriments of the Merger to Frontier, its affiliates and the Unaffiliated Shareholders see the factors considered by the Special Committee and set forth under "Recommendation of the Special Committee and Board of Directors; Reasons for the Merger." Most of the factors were not capable of being quantified due to the nature of the factor or the absence of sufficient information about the Unaffiliated Shareholders.

CONFLICTS OF INTEREST

In considering the recommendation of the Board with respect to the Merger, the common shareholders should be aware that two directors of Frontier have interests in connection with the Merger that present them with actual or potential conflicts of interest. Mr. Davies will beneficially own 50% of the shares of Frontier and will be an officer and director of MMI, and Mr. Harcourt will be an officer of MMI. The Special Committee and the Board were aware of their conflicts and considered them among the other matters described under "The Merger--Recommendation of the Special Committee and Board of Directors; Reasons for the Merger."

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the principal federal income tax considerations relevant to the Merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change.

Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Common Stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

THIS TAX DISCUSSION IS BASED UPON PRESENT LAW. EACH HOLDER OF COMMON STOCK SHOULD CONSULT WITH SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS, THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS, AND THE BASIS OF THE HOLDER IN THE COMMON STOCK.

The receipt of the Cash Consideration by the Unaffiliated Shareholders, including Mr. Davies, will be a taxable transaction for federal income tax purposes. The federal income tax consequences to such holders of Common Stock will depend on whether the transaction is treated as a taxable stock acquisition by MMI or a redemption of the Common Stock by Frontier (subject to the provisions and limitations of Section 302 of the Code). It is MMI's present intention to cause Frontier to declare a dividend immediately after the Merger in an amount equal to the Cash Consideration provided by MMI. Therefore, it is likely that the temporary provision of funds by MMI would be disregarded and the Merger will be treated as a redemption of the Common Stock by Frontier in exchange for the Cash Consideration.

If treated as a redemption, each holder's gain or loss per share will be equal to the difference between $1.58 and the holder's basis per share in the Common Stock. Such gain or loss generally will be a capital gain or loss provided that the holder held the Common Stock as a capital asset and provided that the Merger results in either a complete termination of or a substantially disproportionate reduction in (as defined in Section 302(b) of the Code) the interest in the Common Stock owned or deemed to be owned by the holder.

If treated as a taxable stock acquisition, the holder's gain or loss on the Common Stock will be a capital gain or loss without regard to the limitations in
Section 302(b) of the Code.

Capital gain or loss will be treated as long-term capital gain or loss if the holder held the Common Stock for more than one year, and will be treated as short-term capital gain or loss if the holder held the Common Stock for one year or less.

A holder of Common Stock may be subject to backup withholding at the rate of 31% with respect to the Cash Consideration received, unless the holder: (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number ("TIN"), and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding, each holder must provide Frontier or its agent with his or her correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Common Stock who does not provide Frontier with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Frontier (or its agent) will report to the holders of Common Stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

The federal income tax consequences to Acquisition Company, Frontier and MMI are as follows:

The creation of Acquisition Company and its merger with and into Frontier will be disregarded for federal income tax purposes provided that Acquisition Company is organized by MMI to participate in the Merger merely as a conduit to enable MMI to acquire the Common Stock of Frontier.

The federal income tax consequences to Frontier and MMI will also depend on whether the transaction is treated as a taxable stock acquisition by MMI or a redemption of the Common Stock by Frontier (subject to the provisions and limitations of Section 302 of the Code). It is MMI's present intention to cause Frontier to declare a dividend immediately after the Merger in an amount equal to the Cash Consideration provided by MMI. Therefore, it is likely that the temporary provision of funds by MMI would be disregarded and the Merger will be treated as a redemption of the Common Stock by Frontier in exchange for the Cash Consideration.

If treated as a redemption, no gain or loss would be recognized by Frontier on the redemption of its Common Stock. Frontier's earning and profits would be reduced by an amount equal to the total Cash Consideration paid to holders of Common Stock, provided, however, that the reduction in earnings and profits will not exceed an amount equal to the ratable share of earnings and profits of Frontier accumulated after February 28, 1913, allocable to the Common Stock redeemed. In addition, MMI would have a total basis in its Common Stock of Frontier equal only to the amount of consideration paid for the shares of Common Stock previously purchased by MMI from UPAC, with no increase in basis for the Cash Consideration provided in the Merger.

If treated as a taxable stock acquisition, Frontier's earnings and profits would be reduced to the extent MMI causes Frontier to declare a dividend to MMI immediately after the Merger in an amount equal to the Cash Consideration paid to the holders of Common Stock. Upon payment of such a dividend, Frontier's earnings and profits would be reduced by the amount of the dividend paid. In addition, MMI's basis in the Common Stock purchased would be increased by an amount equal to the Cash Consideration paid to the holders of Common Stock surrendered in the Merger and decreased by the amount of any dividend declared and paid by Frontier to MMI.

SOURCE OF FUNDS

On May 2, 2001, MMI purchased 5,258,513 shares of common stock of Frontier (the "Shares") from UFAC for an aggregate consideration of $8,330,000. MMI financed the purchase of the Shares with working capital and with the proceeds of a credit facility from Fifth Third Bank ("Bank") and Fifth Third Bank (Northeastern Ohio) ("Bank - NE") (collectively, "Banks"). Under the terms and conditions of a Credit Agreement dated April 30, 2001 ("Credit Agreement") by and among MMI and the Banks, the Banks have made term loans to MMI in the aggregate principal amount of $8,000,000 (each a "Loan", collectively, the "Loans") to fund the acquisition of the Shares as follows:

     * $4,000,000 term loan by Bank - NE to MMI secured by a pledge and lien on all of the stock acquired from UFAC and a blanket lien on all of the assets of MMI (Loan 1).

     * $1,000,000 term loan by Bank - NE to MMI secured by a blanket lien on all of the assets of MMI (Loan 2).

     *    $3,000,000 unsecured term loan by Bank to MMI (Loan 3).

The Loans are secured by a collateral assignment of a life insurance policy on the life of Mr. Davies. The Loans are guaranteed by (i) Mr. Davies and his spouse, Allyn; and (ii) Acquisition Company. The guaranty by Acquisition Company is secured by a lien on all of its assets. Following the completion of the merger, it is anticipated that the Loans will be redocumented, with the Banks taking a lien on all of Frontier's assets.

Principal payments on Loan 1 and Loan 2 are due and payable in equal monthly installments in immediately available funds at the principal office of Bank - NE on the last day of each month in arrears, beginning on February 28, 2002 with a final payment of principal due on April 30, 2006.

Interest will accrue on the principal amount of Loan 1 at the Bank Prime Rate plus 125 basis points and on Loan 2 at the Bank Prime Rate plus 175 basis points; provided that if the merger with Frontier is not completed by September 30, 2001, the rate on Loan 2 increases to 21% and if the merger is completed by then, the rate on Loan 2 drops to the Bank Prime Rate plus 125 basis points. Interest payments will be made in immediately available funds at the principal office of Bank - NE on the last day of each month in arrears, beginning with May 2001 and continuing during the term of the Loan. The entire principal amount of Loan 1 and Loan 2, plus all accrued and unpaid interest and any other charges, advances, or fees required to be paid, will be due and payable on April 30, 2006

Interest will accrue on Loan 3 at the rate of 21% per annum. Interest payments will be made in immediately available funds at the principal office of the Bank on the last day of each month in arrears, beginning on the last day of May 2001 and continuing during the term hereof. The entire principal amount of Loan 3 plus all accrued and unpaid interest and any other charges, advances or fees required to be paid, will be due and payable on October 30, 2003.

Also, IVM has loaned MMI the principal sum of $1 million, with interest at a rate per annum equal to the Bank Prime Rate less 100 basis points, which rate will be adjusted on October 31, 2001 and on April 30th and October 31st of each calendar year thereafter (with such rate to be in effect for the entire six month period until the next adjustment date). The entire principal amount and all accrued and unpaid interest will be due and payable on the earlier of: (i) upon demand by IVM; provided, however, that IVM will not make such demand if such action or the payment of amounts due under the note would constitute a default under any agreement or note evidencing the Loans described above; or
(ii) April 30, 2008. All amounts due under the note are expressly subordinated to all obligations and indebtedness due and owing by MMI to the Banks and any affiliates of such banks and any successor senior lender.

The funds required to complete the Merger and to pay related fees and expenses are expected to be provided from MMI's working capital, the proceeds of a loan and/or equity contribution from MMI's shareholders and from the proceeds of loans funded by the Banks. MMI has no alternative financing plans in place. MMI expects to repay its borrowings from the post merged company's funds which will include approximately $5,500,000 in cash and cash equivalents currently owned by Frontier.

EFFECTIVE TIME OF THE MERGER AND PAYMENT FOR SHARES

The effective time of the Merger (the "Effective Time") is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions of the Merger Agreement. Detailed instructions with regard to the surrender of stock certificates, together with a letter of transmittal, will be forwarded to the Unaffiliated Shareholders by Frontier's transfer agent, U.S. Stock Transfer Company (the "Payment Agent"), promptly following the Effective Time. Shareholders should not submit their stock certificates to the Payment Agent until they have received such materials. The Payment Agent will send payment of the Cash Consideration to shareholders as promptly as practicable following receipt by the Payment Agent of their stock certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of stock certificates. See "The Proposed Merger--Exchange of Securities."

Shareholders should not send any stock certificates to Frontier or the Payment Agent at this time.

THE MERGER AGREEMENT

As noted above, Frontier expects that the Effective Time of the Merger will take place promptly following the approval of the Merger at the Special Meeting. However, Frontier may not be able to consummate the Merger if any of the following conditions exist:

     * Acquisition Company becomes subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     * MMI fails to receive funding for the costs of the Merger, including the aggregate Cash Consideration, from the Banks or another lender.

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been included in this proxy solicitation because the holders of Common Stock are receiving Cash Consideration only and will not retain or receive a continuing interest in Frontier's business after the Merger.

CONDUCT OF THE BUSINESS OF FRONTIER IF THE MERGER IS NOT CONSUMMATED

If the Merger is not consummated, the Board of Directors expects that Frontier will continue to conduct its business as it was conducted prior to the Special Meeting with the exception of the cancellation of the UFAC management contract and the increased costs associated with the direct employment of management personnel. However, as noted above, because the market for the Common Stock is thin and Frontier does not anticipate that the number of shares of Common Stock in the hands of the public will increase significantly in the foreseeable future, the Board of Directors believes that if the Merger is not completed and a similar going-private transaction is proposed in the future, the consideration available to the Unaffiliated Shareholders in that future transaction would likely be less than the Cash Consideration.

EXCHANGE OF SECURITIES

At the Effective Time, MMI will deliver, or cause to be delivered, to the Payment Agent sufficient cash to pay the Cash Consideration to the shareholders of Frontier other than MMI. Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than the shares of Common Stock held by MMI, will, by virtue of the Merger, be automatically exchanged for the right to receive the Cash Consideration. Each holder of a stock certificate formerly representing such shares will after the Effective Time cease to have any rights with respect to such shares other than the right to receive the Cash Consideration for such shares upon surrender of the stock certificate. New shares of Frontier will be issued in exchange for the outstanding share capital of Acquisition Company resulting in Frontier becoming a wholly-owned subsidiary of MMI.

No interest will be paid or accrued on the amount payable upon the surrender of any stock certificate. Payment to be made to a person other than the registered holder of the stock certificate surrendered is conditioned upon the stock certificate so surrendered being properly endorsed and otherwise in proper form for transfer, as determined by the Payment Agent. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the stock certificate surrendered or establish to the satisfaction of the Payment Agent that such tax has been paid or is not payable. One hundred and eighty days following the Effective Time, MMI may require the Payment Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Payment Agent which have not been disbursed to holders of stock certificates formerly representing shares of Common Stock outstanding prior to the Effective Time. After such time holders of the Common Stock certificates will be entitled to look to MMI only as general creditors with respect to cash payable upon due surrender of their stock certificates.

Notwithstanding the foregoing, neither the Payment Agent nor any party to the Merger Agreement will be liable to any holder of stock certificates formerly representing shares of Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

TRANSFER OF SHARES

Shares of Common Stock will not be transferred on the stock transfer books at or after the Effective Time. If certificates representing such shares are presented to Frontier after the Effective Time, such shares will be cancelled and exchanged for the Cash Consideration.

REGULATORY APPROVALS

No federal or state regulatory approvals are required to be obtained by Frontier or Acquisition Company, nor must any regulatory requirements be complied with, in connection with the consummation of the Merger by any party to the Merger Agreement, except for (i) the requirements of the Delaware General Corporations Law and the Arizona Business Corporation Act in connection with stockholder approvals and consummation of the Merger and (ii) the requirements of the federal securities laws.

EXPENSES OF THE MERGER

Assuming the Merger is consummated, the estimated costs and fees in connection with the Merger and the related transactions, which will be paid by Frontier, are as follows:

COST OR FEE                                 ESTIMATED AMOUNT
-----------                                 ----------------

Financial advisory fees                        $ 25,000
Legal fees                                       95,000
Accounting and tax fees                          18,000
Printing and mailing fees                         1,500
Regulatory filing fees                            2,800
Independent Committee fees                       12,000
Miscellaneous                                    10,700
                                               --------
Total                                          $165,000
                                               ========

RIGHTS OF DISSENTING SHAREHOLDERS

Under Arizona Revised Statutes Section 10-1302(D), shareholders are not entitled to appraisal rights with respect to the Merger. Generally, under the Arizona Business Corporation Act, under certain circumstances, a shareholder is entitled to dissent from certain transactions and obtain payment of the fair value of the shareholder's shares ("Dissenter's Rights"). Dissenter's Rights are available to shareholders of Arizona corporations for certain corporate actions, including the consummation of a plan of merger to which an Arizona corporation is a party, if shareholder approval is required. With respect to the Merger, however, Frontier is exempted from this provision and shareholders are not entitled to Dissenter's Rights because the Common Stock is registered on a national securities exchange.

CONDUCT OF FRONTIER'S BUSINESS AFTER THE MERGER

Following the Merger, Frontier anticipates that it will continue to conduct its business as it was conducted immediately prior to the Merger. Prior to the date of this Proxy Statement, Frontier listed the property where its executive offices are located for sale at a sales price approximately equal to its book value. If the property is sold, Frontier will relocate to leased facilities in Phoenix, Arizona. Although no alternative facilities have as yet been located, Frontier anticipates that suitable facilities will be readily found in the Phoenix metropolitan area should the property be sold. Although Frontier believes that the consummation of the Merger may improve its prospects for engaging in strategic transactions, no transaction is specifically contemplated, and no discussions have been held with any third party regarding such a transaction.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Certain members of Frontier's management and the Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Frontier generally. The Board was aware of these interests when it approved the Merger Agreement. As provided for in Arizona law, a majority (but in any event not less than two) of Frontier's disinterested directors are required to approve the Merger. On April 27, 2001 the Merger was unanimously approved by the Board, including all three of the independent directors.

Certain executive officers and directors of Frontier are also executive officers and directors of Netrex and officers and directors of MMI and/or Acquisition Company. See "Management of MMI" for a description of the officers and directors of MMI and Acquisition Company after the Merger. The following chart lists the executive officers and/or directors of Frontier who will also be directors and/or officers of Frontier and/or MMI after the Merger.

NAME                        CURRENT POSITION
----                        ----------------

John M. Davies              Director and Officer of Frontier and Director and
                            Officer of MMI
Jeffrey R. Harcourt         Director and Officer of Frontier and Officer of MMI

Other than as set forth above, no director or executive officer of Frontier has any direct or indirect material interest in the Merger, except insofar as ownership of the Common Stock might be deemed such an interest.

                      MARKET PRICE AND DIVIDEND INFORMATION

The Common Stock is listed on the American Stock Exchange (AMEX) under the symbol "FAJ." The following table sets forth the range of high and low prices, and the trading volume, during each quarterly period within Frontier's two most recent fiscal years.

                                                      PRICE
                                         -------------------------------
                                          HIGH         LOW       VOLUME
                                         ------      ------     --------

Fiscal Year Ending June 30, 2001
 First Quarter                           $4.000      $2.625      120,800
 Second Quarter                           3.000       1.000      139,500
 Third Quarter                            1.750       1.000       84,600
 Fourth Quarter                           1.550       1.000      189,300

Fiscal Year Ended June 30, 2000
 First Quarter                            3.250       1.500      308,800
 Second Quarter                           2.125       1.000      370,900
 Third Quarter                            4.500       1.250      397,600
 Fourth Quarter                           4.000       2.500      240,500

Fiscal Year Ended June 30, 1999
 First Quarter                            3.375       2.375      260,900
 Second Quarter                           2.563       2.000      254,200
 Third Quarter                            2.750       2.375      240,800
 Fourth Quarter                           4.375       2.375      354,400

As of April 27, 2001, the date the Merger Agreement was signed, and as of _____________, 2001, the closing price of the Common Stock on the AMEX, was
$1.16 and $______ per share, respectively. Frontier has approximately 220 holders of record and 800 beneficial holders of its Common Stock.

The following shows per share cash dividends declared for each quarter during Frontier's two most recent fiscal years.

                                              CASH DIVIDENDS DECLARED
                                              -----------------------

Fiscal Year Ending June 30, 2001
 First Quarter                                       $ .0000
 Second Quarter                                        .0000
 Third Quarter                                         .0000
 Fourth Quarter                                        .0000

Fiscal Year Ended June 30, 2000
 First Quarter                                         .0000
 Second Quarter                                        .0000
 Third Quarter                                         .0000
 Fourth Quarter                                        .0000

Fiscal Year Ended June 30, 1999
 First Quarter                                         .0375
 Second Quarter                                        .0000
 Third Quarter                                         .0000
 Fourth Quarter                                       1.6000

The Board of Directors does not currently anticipate the payment of any dividends to Frontier's shareholders in the foreseeable future.

Certain statements and information contained in this Proxy Statement, including statements made regarding the Merger, concerning future, proposed and anticipated activities of Frontier and/or Acquisition Company, certain trends with respect to their operating results, capital resources and liquidity or with respect to the insurance adjusting industry in general, and other statements contained in this Proxy Statement regarding matters that are not historical facts are forward-looking statements, and by their very nature, include risks and uncertainties. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include the foregoing and those discussed elsewhere in this Proxy Statement and under "Special Considerations" in Frontier's Form 10-K for the year ended June 30, 2000.

                                MANAGEMENT OF MMI

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning each of the directors and executive officers of MMI.

      NAME                    AGE       POSITION
      ----                    ---       --------

John M. Davies                45        Chairman of the Board, President and CEO
Patrick Enthoven              56        Director
Jeffrey R. Harcourt           40        CFO, Secretary and Treasurer

JOHN M. DAVIES was appointed sole director of UFAC in November 1999. Mr. Davies has been associated with Frontier as a director since April 1999 and Chairman of the Board since January 2000. From June 1999 through April 2001, Mr. Davies also served as President of Netrex. From September 1989 through June 1999, Mr. Davies was employed by The Progressive Corporation, most recently as Division President of Progressive's Diversified Business Group. Mr. Davies has an MBA from the University of Pittsburgh and has earned numerous professional designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter and a Chartered Life Underwriter.

PATRICK ENTHOVEN has been associated with IVM since 1987 and has served as its Chief Advisor of Insurance Operations since July 1993. Mr. Enthoven serves on the boards of directors of The Hollard Insurance Company, Legalwise North America LLC, MMI, JW and AFS General Insurance Pty Ltd. Mr. Enthoven has a BA from the University of Cape Town and an O.P.M. from the Harvard Business School. Mr. Enthoven is an Associate of the Chartered Institute of Insurance in London, England.

JEFFREY R. HARCOURT was appointed Treasurer of UFAC in November 1999, Treasurer of JW in November 1998 and Treasurer and director of DBG in March 1999. Mr. Harcourt has served as Chief Financial Officer of Frontier since August 1999, as a director of Frontier since April 1999 as Treasurer of Frontier since January 2000 and as Secretary of Frontier since April 2001. From November 1999 through April 2001, Mr. Harcourt served as Chief Financial Officer of Netrex. From October 1990 through November 1999, Mr. Harcourt was employed by The Progressive Corporation, most recently as Controller of the Diversified Business Group. Mr. Harcourt holds a BS degree from Miami University and has earned numerous designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter, a Certified Internal Auditor and a Certified Information Systems Auditor.

                  BENEFICIAL OWNERSHIP OF COMMON STOCK PRIOR TO
                              AND AFTER THE MERGER

As of the close of business on the Record Date, there were 8,957,660 shares of Common Stock outstanding. The following table sets forth information regarding the beneficial ownership of shares of the Common Stock outstanding as of ________, 2001 and immediately following the Merger, by (i) each person or group known to Frontier who owns or who will own more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and the executive officers of Frontier and (iii) by all directors and executive officers of Frontier as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable as of _______, 2001. Information presented in the table and related notes has been obtained from the beneficial owner and/or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to
Section 13 of the Exchange Act.

                                            SHARES BENEFICIALLY                 SHARES BENEFICIALLY OWNED
                                          OWNED ON ________, 2001                ADJUSTED FOR THE MERGER
                                       -----------------------------          -----------------------------
                                          AMOUNT                                 AMOUNT
                                       AND NATURE OF        PERCENT           AND NATURE OF        PERCENT
                                        BENEFICIAL            OF               BENEFICIAL             OF
NAME OF BENEFICIAL OWNER               OWNERSHIP (1)       CLASS (2)          OWNERSHIP (1)       CLASS (2)
------------------------               -------------       ---------          -------------       ---------
OFFICERS AND DIRECTORS

John M. Davies (3)(4)                    2,629,757           29.4%              2,629,257             50%

Jeffrey R. Harcourt (3)                         --              *                      --              *

Kenneth A. Sexton (3)                           --              *                      --              *

Eric J. Carlstrom (3)                           --              *                      --              *

All officers and directors as a
group (four persons) (4)                 2,629,757           29.4%              2,629,257             50%

FIVE PERCENT SHAREHOLDERS

MMI (3)                                  5,258,513           58.7%              5,258,513            100%

Patrick Enthoven (3)(5)                  2,629,256           29.3%              2,629,256             50%

----------
*    Less than 1%
(1) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days after ________, 2001 by the exercise of stock options.
(2) The percentages shown include the shares of Common Stock that the person had the right to acquire within 60 days after ________, 2001. In calculating the percentage of ownership, all shares of Common Stock that the identified person had the right to acquire within 60 days after __________, 2001 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other shareholders.
(3) Each of such persons may be reached through Frontier at 45 East Monterey Way, Phoenix, Arizona 85012.
(4) Includes 2,629,257 shares representing one-half of the shares owned by MMI. Mr. Davies disclaims any beneficial interest for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended, in the remaining one-half of the shares owned by MMI.
(5) Includes 2,629,256 shares representing one half of the shares owned by MMI. Mr. Enthoven disclaims any beneficial interest for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended, in the remaining one-half of the shares owned by MMI.

To the best knowledge of Frontier, no person or groups of persons, other than officers, directors and MMI beneficially own more than five percent of the Common Stock (based upon present records of the transfer agent).

                           AVAILABILITY OF INFORMATION

Frontier files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning Frontier at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC, including Frontier.

Pursuant to the requirements of Section 13(e) and Rule 13e-3 of the Exchange Act, Frontier, MMI, Acquisition Company and Mr. Davies have filed a Schedule 13e-3 with the SEC with respect to the Merger. As permitted by SEC rules, this Proxy Statement does not contain all of the information you can find in the
Schedule 13e-3 or in the exhibits to the Schedule 13e-3. You can obtain this additional information and a complete Schedule 13e-3 from the SEC as indicated above, or from Frontier.

No provisions have been made to grant Unaffiliated Shareholders access to MMI's, Acquisition Company's or Frontier's corporate files or to obtain counsel or appraisal services at the expense of MMI, Acquisition Company, Frontier or Mr. Davies.

The ComStock report and appraisal will be made available for inspection and copying at the principal executive offices of Frontier during their regular business hours by any interested equity security holder of Frontier or representative who has been so designated in writing. A copy of the ComStock report or appraisal will be transmitted by Frontier to any interested equity security holder of Frontier or representative who has been so designated in writing upon written request and at the expense of the requesting security holder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Frontier to "incorporate by reference" the information it files with the SEC. This permits Frontier to disclose important information to you by referring to these filed documents. The information incorporated by reference is deemed to be a part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. The information incorporated by reference is an important part of this Proxy Statement, and information that Frontier files later with the SEC will automatically update and supersede this information. Frontier incorporates by reference into this Proxy Statement the following documents:

     * our Annual Report on Form 10-K for the year ended June 30, 2000, filed with the SEC on September 2, 2000

     * our Quarterly Report on Form 10-Q for the nine months ended March 31, 2001, filed with the SEC on May 15, 2001

     * any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 until the date of the Special Meeting.

You may request a copy of these filings (other than exhibits which are not specifically incorporated by reference herein) at no cost by writing or telephoning us at the following address:

                       Frontier Adjusters of America, Inc.
                              45 East Monterey Way
                             Phoenix, Arizona 85012
                                 (602) 264-1061

If you would like to request documents from Frontier, please do so by ________, 2001 to receive them before the Special Meeting.

You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the Merger Agreement. Frontier has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than April __, 2001.

       REQUIRED VOTE, EFFECT OF SHAREHOLDER APPROVAL, AND RELATED MATTERS

The affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting, provided that the total number of shares present in person or represented by proxy at the Special Meeting represents over 50% of the shares of Common Stock issued and outstanding, is required to approve the Merger Agreement and the transactions contemplated thereby. MMI and the shareholder directors, which collectively represent 58.7% of the issued and outstanding shares of Common Stock of Frontier, have sufficient votes to approve the proposal.

Approval of the Merger by the requisite vote of the shareholders of Frontier is a condition to consummation of the Merger. If the Merger is not approved, the Merger will not be consummated.

                                  OTHER MATTERS

Management of Frontier knows of no other matters that will come before the Special Meeting. However, if any other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with his best judgment on such matter.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

If the Merger is consummated, there will be no Unaffiliated Shareholders and no public participation in any future meetings of shareholders of Frontier. However, if the Merger is not consummated, the Unaffiliated Shareholders will continue to be entitled to attend and participate in Frontier's stockholder meetings. In such an event, if a shareholder wishes to submit a proposal for consideration by the stockholders of Frontier at the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting"), then in order for the proposal to be includable in the proxy statement for the 2002 Annual Meeting, such proposal must be received by the Secretary of Frontier no later than ______, 2002.

                       By Order of the Board of Directors,

                       Jeffrey R. Harcourt, Secretary

Phoenix, Arizona
__________, 2001

                                   APPENDIX A

                          PLAN AND AGREEMENT OF MERGER



                               [FILED PREVIOUSLY]

                                   APPENDIX B

                                COMSTOCK OPINION



                               [FILED PREVIOUSLY]

                                PRELIMINARY COPY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John M. Davies and Jeffrey R. Harcourt as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, or such substitute, to represent and to vote, as designated below, all of the shares of Common Stock of Frontier Adjusters of America, Inc. ("Frontier") held of record by the undersigned as of the close of business on August 29, 2001, at the special meeting of shareholders to be held on September 28, 2001, at 9:00 A.M. (Phoenix, Arizona time), and at any adjournments thereof.

1.   THE  MERGER.   To  approve  the  Merger   Agreement  and  the  transactions
     contemplated thereby, as described in the Proxy Statement dated __________, 2001.

     [ ] FOR                      [ ] AGAINST                        [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER.

Receipt of Notice of Special Meeting of Shareholders and related Proxy Statement dated ________, 2001, is hereby acknowledged.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated:

                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE

                              Signature:________________________________________

                              Signature if held jointly:________________________